                                     SURPLUS NOTE


     "BY ACCEPTANCE AND AS A PART OF THE CONSIDERATION FOR THE ISSUANCE HEREOF, THE PAYEE EXPRESSLY ACKNOWLEDGES THAT IT HAS BEEN INFORMED AND HAS KNOWLEDGE THAT THIS SURPLUS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND THAT THE COMPANY HAS ISSUED THIS SURPLUS NOTE PURSUANT TO EXEMPTIONS FROM REGISTRATION AVAILABLE UNDER SUCH ACTS OR LAWS. THE PAYEE FURTHER EXPRESSLY ACKNOWLEDGES AND AGREES THAT IT IS NOT ACQUIRING THIS SURPLUS NOTE WITH A VIEW TOWARD A PUBLIC DISTRIBUTION THEREOF AND THAT THIS SURPLUS NOTE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT HERETO OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS."

                                     SURPLUS NOTE

     $21,500,000                                                   April 7, 1997

     Michigan Educational Employees Mutual Insurance Company ("MEEMIC"), a mutual property and casualty insurance company, organized and existing under provisions of the Michigan Insurance Code, as amended, and having its principal offices at Auburn Hills, Michigan, for value received hereby promises to pay PICOM Insurance Company the principal sum of Twenty-One Million Five Hundred Thousand and No/100 Dollars ($21,500,000) together with interest on the unpaid principal sum, subject to the following terms and conditions and the applicable provisions of the Michigan Insurance Code, as amended, and the Rules and Regulations of the Michigan Insurance Bureau.

     Interest payable on this Note shall be calculated and accrued quarterly on the unpaid principal sum at an annualized rate of 8.5%. The quarterly interest calculation date shall be the first day of each January, April, July, and October until such time as the entire principal sum is repaid.

     Interest only shall be paid annually on this Note, on the first day of February until the twelfth anniversary of this Surplus Note at which time, the entire principal and any accrued but unpaid interest shall be paid. Any interest accrued on the principal sum which is not paid by MEEMIC on the date or dates specified herein shall automatically be deferred and carried forward, subject to the terms, conditions and limitations contained herein, and paid by MEEMIC on the next succeeding date on which interest is payable hereunder; provided, however, that in no event shall additional interest accrue on any interest payment that is deferred and carried forward by MEEMIC as provided herein. The obligation of MEEMIC to pay the principal sum and interest thereon is subject to the following terms, conditions and limitations:

     1. Notwithstanding any other provision of this Note, no part of the principal sum or interest accrued thereon shall be paid or payable except after
(a) prior written authorization for such payment by the Commissioner of Insurance of the State of Michigan (the "Commissioner") pursuant to the applicable terms of the Michigan Insurance Code, as amended, has been received by MEEMIC; (b) MEEMIC's Board of Directors shall have approved such payment; and
(c) MEEMIC has adequate surplus earnings available for such payment. Surplus earnings shall mean the portion of surplus generated from operations, provided, however, that if Professionals obtains additional capital for MEEMIC through another source, such capital may be used to repay this Surplus Note, subject to the Commissioner's approval.

     2. No part of the principal sum or interest accrued thereon shall be paid or payable on demand of Professionals or otherwise, or be carried, considered or reported as a legal liability of MEEMIC on its financial statements filed with the Commissioner, provided, however, that if Professionals' nominees to MEEMIC's Board of Directors at any time do not constitute a majority, upon ten (10) days notice by Professionals, and subject to the Commissioner's approval, the entire principal and interest then accrued shall be due and payable. The outstanding principal sum and all accrued interest thereon remaining unpaid from time to time shall be carried, considered and reported in all financial statements published by MEEMIC or filed with the Commissioner or with any other state in which the Company shall be qualified to do business as a special surplus account subject to the Rules and Regulations of the Michigan Insurance Bureau.

     3. Repayment of the principal sum and payment of interest accrued thereon shall be and is hereby subordinated to the prior payment of, or provision for, all general liabilities of MEEMIC and the claims of policyholders and creditors of MEEMIC, other than: (i) future Surplus Notes, or similarly subordinated obligations with which this Surplus Note shall rank PARI PASSU; and (ii) any other indebtedness of MEEMIC which, by its own terms, is expressly subordinate to this Surplus Note.

     4. In the event that MEEMIC is demutualized while any sums are due on this Surplus Note, subject to the rights of MEEMIC's members under Chapter 59 of the Insurance Code, MCL 500.5901, ET SEQ., and subject to the approval of the Commissioner, in lieu of repayment of the Note, Professionals may be issued, at Professionals' option, stock in the stock company successor to MEEMIC that has a value equal to the amount of principal and interest due on this Surplus Note at the time of demutualization.

     5. This Note shall inure to the benefit of, and be binding upon, the respective successors, nominees or assigns of the parties hereto; provided, however, that no assignment of any rights or delegation of any obligations provided for herein shall be made by any party hereto without the express prior written consent of the other party and the Commissioner.

     6. All payments hereunder shall be credited first to accrued but unpaid interest, if any, and the balance of such payment shall be credited to the principal sum.

     7. No recourse shall be had for the payment of the principal sum or interest thereon under this Note or for any claim based hereon or otherwise in respect hereof, against any officer, director, employee or agent, past, present or future, of MEEMIC or of any affiliate, predecessor or successor corporation, either directly or through the Company or otherwise whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability being by the acceptance hereof expressly waived and released.

     8. This Note is issued and delivered in the State of Michigan, and its terms and provisions hall be interpreted, construed, enforced and observed in accordance with the laws thereof.

     9. The terms hereof may be amended, modified and altered from time to time by the prior written mutual agreement of the parties, subject to written approval of the Commissioner.

     IN WITNESS WHEREOF, Michigan Educational Employees Mutual Insurance Company has caused this Surplus Note to be signed in its corporate name by its President and its corporate seal to be hereunto affixed and attested to by its Secretary pursuant to authorization by a duly adopted resolution of the Board of Directors of MEEMIC, all as of the day and year first above written.

                              Michigan Educational Employees Mutual Insurance Company



                              By:  /s/ Lynn M. Kalinowski
                                   ---------------------------------------------
                                   Lynn M. Kalinowski
                                   Its: President
(SEAL)

Attest:


/s/ M. Kay Rickenbaugh
----------------------------------
Secretary